                                                                   Exhibit 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement No. 333-00415 on Form S-3 (relating to the Northern States Power Company Dividend Reinvestment and Stock Purchase Plan), Registration Statement No. 2-61264 on Form S-8 (relating to the Northern States Power Company Employee Stock Ownership Plan), Registration Statement No. 33-38700 on Form S-8 (relating to the Northern States Power Company Executive Long-Term Incentive Award Stock
Plan), Registration Statement No. 33-63243 on Form S-3 (relating to the Northern States Power Company $300,000,000 Principal Amount of First Mortgage Bonds) and Registration Statement No. 333-67675 (relating to Northern States Power Company $400,000,000 Principal Amount of Debt Securities) of our report dated Feb. 1, 1999 appearing in this Form 10-K.







/s/
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 24, 1999